Exhibit 31.4

CERTIFICATION

I, Scott Gomez, certify that:

1.	I have reviewed this Form 10-K/A Amendment No. 1 to the annual report on Form 10-K of Hollywood Media Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted]; and

5.	[Intentionally omitted].

Date: April 29, 2011	By:	/s/ Scott Gomez
Scott Gomez, Chief Accounting Officer (Principal financial and accounting officer)